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                                                                   EXHIBIT 10.57

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment Agreement") is made as of this ______ day of March, 2001 by and between FIBREBOARD CORPORATION ("Assignor") and RADIOLOGIX, INC. (formerly AMERICAN PHYSICIAN PARTNERS, INC.) ("Assignee").

                                   WITNESSETH:

WHEREAS, Assignor is the current tenant to that certain Lease Agreement dated June 10, 1996 between The Equitable - Nissei Dallas Company, as landlord, and Assignor, as tenant, concerning Suite No. 3600 in the office building located at 2200 Ross Avenue in Dallas, Texas, which Lease Agreement has been amended by that certain First Amendment of Lease dated as of April 7, 1997 between The Equitable - Nissei Dallas Company and Assignor (such Lease Agreement, as amended by the First Amendment of Lease, being referred to herein as the "Contract"), a copy of which Lease Agreement and First Amendment of Lease are attached hereto as Exhibit A; and

WHEREAS, Assignor desires to assign all its right, title and interest in, to and under the Contact to Assignee; and

WHEREAS, Assignee has agreed to assume all of Assignor's obligations and liabilities under the Contract just as if Assignee had been an original signatory thereto conditioned upon the issuance of the Bankruptcy Court Order (as hereinafter defined); and

WHEREAS, Assignor, as sublessor, and Assignee, as sublessee, are parties to that certain Sublease Agreement (the "Sublease") dated as of July 13, 1998 concerning the premises covered by the Contract; and

WHEREAS, Assignor and Assignee now desire to terminate the Sublease and, in connection therewith, Assignor shall return to Assignee, as soon as practicable after the Bankruptcy Court Order is issued, the amount of $39,793.50, which amount constitutes one-half of the security deposit delivered by Assignee to Assignor pursuant to the Sublease and Assignor shall be entitled to retain the remaining one-half of the security deposit in the amount of $39,793.50 as consideration for the termination of the Sublease and the assignment of the Lease to Assignee, conditioned upon the issuance of the Bankruptcy Court Order.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Assignor hereby grants, conveys, assigns, transfers and delivers to Assignee all of Assignor's right, title and interest in, to and under the Contract (hereinafter, the "Assignment"), and Assignee accepts such Assignment and agrees to assume and undertake to perform and observe all of Assignor's obligations and liabilities arising

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     out of or in connection with the Contract from and after the issuance of the Bankruptcy Court Order (hereafter, the "Assumption").

2. The foregoing Assignment and Assumption shall also apply to any and all ancillary, collateral or additional agreements to which Assignee is a party and which relate to, or are connected with, the Contract ("Additional Agreements").

3. Assignor and Assignee hereby terminate the Sublease and agree that Assignor shall cause the amount of $39,793.50 (one-half of the security deposit under the Sublease) to be paid and delivered to Assignee as soon as practicable after the Bankruptcy Court Order is issued and Assignor shall be entitled to retain the remaining $39,793.50 of the security deposit as consideration for this Agreement, conditioned upon the issuance of the Bankruptcy Court Order.

4. This Assignment Agreement shall have no force and effect until such time as the United States Bankruptcy Court, District of Delaware, shall have issued an Order (the "Bankruptcy Court Order") approving the Assignment and the Assumption and the termination of the Sublease.

5. Upon the issuance of the Bankruptcy Court Order, Assignee shall be a party to the Contract and all Additional Agreements as if it had been an original signatory thereto and shall have the rights, obligations and liabilities thereunder.

6. Assignor and Assignee agree to execute, acknowledge and deliver such other agreements, conveyances or instruments, and to perform such other acts as may be reasonably required to effect, evidence or confirm the Assignment and the Assumption made herein and the termination of the Sublease.

7. This Assignment Agreement shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

IN WITNESS WHEREOF, this Assignment Agreement has been executed and delivered as of the day and year first above written, but shall not be effective unless and until the Bankruptcy Court Order is issued.


FIBREBOARD CORPORATION


By:
    -------------------------------------

Name:
     ------------------------------------

Title:
      -----------------------------------

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RADIOLOGIX, INC. (FORMERLY AMERICAN PHYSICIAN PARTNERS, INC.)


By:
   -----------------------------------

Name:
     ---------------------------------

Title:
      --------------------------------

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